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                                                                      EXHIBIT 10


           THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE
                      FEDERAL DEPOSIT INSURANCE CORPORATION


                                 PROMISSORY NOTE

Borrower:   InvestorsBancorp, Inc.       Lender:  Bando McGlocklin Capital Corp.
            W239 N1700 Busse Road                 W239 N1700 Busse Road
            Waukesha, WI 53188-1160               Waukesha, WI 53188-1160


    Principal Amount:  $2,500,000.00         Date of Note:   April 28, 2000
                       -------------                         --------------
    Interest Rate:     11.0% - Fixed         Due Date:       April 30, 2010
                       -------------                         --------------

         PROMISE TO PAY. InvestorsBancorp, Inc. ("Borrower") promises to pay to the order of Bando McGlocklin Capital Corp. ("Lender"), in lawful money of the United States of America, the principal amount of Two Million Five Hundred Thousand Dollars ($2,500,000) together with interest thereon on the Due Date of April 30, 2010.

         PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on April 30, 2010. In addition, Borrower will pay regular quarterly payments of accrued unpaid interest beginning July 31, 2000, and all subsequent interest payments are due on the last day of each October, January, and April after that. Borrower will pay Lender at Lender's address shown above or at such other places Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any costs.

         INTEREST RATE. The interest rate on this Note is 11.0%. The interest rate will be applied to the unpaid principal balance of this Note for the actual number of days that there is an outstanding balance based on a 360 day year.

         PREPAYMENT. Borrower may not prepay any portion of the principal amount owed under this Note prior to maturity without the prior written consent of the Federal Reserve Bank of Chicago.

         DEFAULT. Borrower will be in default if any of the following happens:
(a) Borrower fails to make any payment when due; (b) Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender; (c) any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished;
(d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws; (e) any material adverse change occurs in Borrower's financial condition or Lender reasonably believes that the prospect of payment or performance for the indebtedness is impaired.

         LENDER'S RIGHTS. This Note has been delivered to Lender and accepted by Lender in the State of Wisconsin. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Waukesha County in the State of Wisconsin. This Note should be governed by and construed in accordance with the laws of the State of Wisconsin.

         SUBORDINATION.

         (a) The indebtedness evidenced by this Note is unsecured and is subordinate and junior in right of payment to all Senior Debt (as defined below) of the Borrower to the extent provided in this Section, and Lender agrees to this subordination and shall be bound by its provisions.

         (b) In the event of the occurrence of an event of default with respect to any Senior Debt, as defined in the instrument under which the same is outstanding, permitting the holders of such Senior Debt to accelerate its maturity; then in any such event all Senior Debt shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to the Lender. Upon the occurrence of any such event, any payment or distribution, whether in cash, securities or other property which would otherwise (but for the provisions of this Section) be payable or deliverable in respect of this Note shall be paid or delivered directly to the holders of Senior Debt in accordance with the priorities then existing among such holders until all Senior Debt has been paid in full. Amounts paid to the holders of Senior Debt pertaining to this Note may be applied by the holders of such Senior Debt to any such Senior Debt held at the discretion of such holder and such payments shall not extinguish the obligation of Borrower to Lender under this Note.

         (c) If any payment or distribution of any character or any security, whether in cash, securities or other property, shall be received by Lender under this Note in contravention of any of the terms of this Note and before all the Senior Debt shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Debt at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full. Any amounts received by Lender under this Note and turned over to holders of Senior Debt under this Section shall be reinstated as owing to Lender.

         (d) Except to the extent provided in this Section, nothing contained in this Note shall impair, as between the Borrower and the Lender, the obligation of the Borrower to pay to Lender the principal amount of this Note, interest on such amount and collection costs, if any, as and when the same shall become due and payable in accordance with the terms of this Note, or prevent Lender from exercising all rights, powers and remedies otherwise permitted by applicable law or under this Note, all subject to the rights of the holders of the Senior Debt under this Section.





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         (e) The term "Senior Debt" as used herein shall mean (I) the principal of, premium, if any, and interest on any indebtedness of Borrower, whether now existing or hereafter arising, other that the indebtedness incurred under this Note or any indebtedness which, by its terms, is expressly made not senior to this Note, and (II) Borrower's obligations to its depositors.

         GENERAL PROVISIONS. Borrower agrees to pay Lender's cost and expenses of enforcing this Note, including without limitation court costs and reasonable attorney's fees. This Note benefits the Lender and its successors and assigns and binds Borrower and Borrower's successors, assigns and representatives. Lender may delay or forego enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note to the extent allowed by law, waives presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, combination maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend repeatedly and for any length of time this loan, or release any party or guarantor, or impair, fail to realize upon or perfect Lender's security interest in any collateral, and take any other action deemed necessary by Lender without the consent or notice to anyone. This Note is ineligible to be used as collateral for a loan made by the Borrower.


                               BORROWER:  InvestorsBancorp, Inc.



                               By:  George R. Schonath
                                    ------------------------------------
                                    George R. Schonath, President & CEO


                               LENDER:  Bando McGlocklin Capital Corp.



                               By:  George R. Schonath
                                    ------------------------------------
                                    George R. Schonath, President & CEO